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                                                                      EXHIBIT 99

                                  CERTIFICATION

     The undersigned chief executive officer and chief financial officer of the plan each certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge this report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that, to his knowledge, the information contained in this report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the plan.

     A signed original of this written statement required by Section 906 has been provided to Wellman, Inc. and will be retained by Wellman, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 30, 2003                        /s/ Keith R. Phillips
                                           -------------------------------------
                                           Keith R. Phillips
                                           Member of Employee Benefits Committee


Date: June 30, 2003                        /s/ John Hulla
                                           -------------------------------------
                                           John Hulla
                                           Member of Employee Benefits Committee